Exhibit 10.3

EXECUTION COPY

POST-CLOSING PAYMENT AGREEMENT

(Abston)

This POST-CLOSING PAYMENT AGREEMENT is entered into as of June 24, 2025 (the “Agreement”), by Tyson T. Abston (“Executive”), Guaranty Bancshares, Inc., a corporation organized under the laws of the State of Texas (“Seller”), Guaranty Bank & Trust, N.A., a national bank and a wholly-owned subsidiary of Seller (“Seller Bank”), and Glacier Bancorp, Inc., a corporation organized under the laws of the State of Montana (“GBCI”), and Glacier Bank, a Montana state-chartered bank, as successors to the rights and obligations of Seller and Seller Bank, respectively, under this Agreement.

RECITALS

A. Concurrently with the execution of this Agreement, GBCI, Glacier Bank, Seller, and Seller Bank are entering into an Agreement and Plan of Merger, dated as of June 24, 2025 (the “Merger Agreement”). All capitalized terms used and not defined herein shall have the meaning set forth in the Merger Agreement.

B. Concurrently with the execution of this Agreement, Executive and Glacier Bank are entering into an Employment Agreement in the form attached hereto as Exhibit A (the “Glacier Employment Agreement”), to be effective as of the Effective Date, and pursuant to which Executive will be employed by Glacier Bank as the Chief Executive Officer of Guaranty Bank, Division of Glacier Bank following the Effective Date.

C. Seller, Seller Bank, and Executive desire to enter into this Agreement, which shall amend, supersede and replace Executive’s prior Employment Agreement with Seller and Seller Bank, dated March 15, 2019 (the “Prior Employment Agreement”), effective immediately prior to the Effective Time of the Merger, and in lieu of any and all rights and payments under the Prior Employment Agreement, Executive shall be entitled to the rights and payments set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Executive, Seller, and Seller Bank agree as follows:

1. Payment Amount.

1.1 Prior Employment Agreement. Within 10 days of the first anniversary of the Effective Date (the “Payment Trigger Date”), provided Executive has remained employed with the Seller Bank through the Effective Date and with Glacier Bank, as the successor by merger, through the Payment Trigger Date, GBCI shall, or shall cause an affiliate to, pay to Executive a lump-sum cash amount equal to the total of $3,060,000, less applicable tax withholdings (the “CIC Payment Amount”), in full satisfaction of the payment obligations of Seller and Seller Bank under the Prior Employment Agreement, with the CIC Payment Amount to be reduced pursuant to Section 1.2 hereof as may be needed. The parties acknowledge and agree that Executive’s right to payment under this Agreement may be accelerated under circumstances described in Section 8.b.ii of the Glacier Employment Agreement.

EXECUTION COPY

1.2 Section 280G Cut-Back. Notwithstanding anything in the Prior Employment Agreement or this Agreement to the contrary, if the CIC Payment Amount provided for in this Agreement, together with any other payments or rights to which Executive may be entitled to receive from GBCI, Glacier Bank, Seller, Seller Bank, or any corporation which is a member of an “affiliated group” (as defined in IRC Section 1504(a), without regard to IRC Section 1504(b)) of which GBCI, Glacier Bank, Seller, or Seller Bank is a member, would constitute an “excess parachute payment” (as defined in IRC Section 280G(b)(2)), payments pursuant to this Agreement shall be reduced to the extent necessary to ensure that no portion of such payments will be subject to the excise tax imposed by IRC Section 4999. Any determination required under this Section 1.2 shall be made in writing by an independent accounting firm selected by Glacier Bank, which shall provide supporting calculations to Glacier Bank and Executive as reasonably requested by Glacier Bank or Executive, whose determination shall be conclusive and binding upon Executive.

1.3 Complete Satisfaction. The Executive agrees that the full payment of the CIC Payment Amount, as determined in accordance with this Agreement, shall be in complete satisfaction of all rights to payments due to Executive under the Prior Employment Agreement. For the avoidance of doubt, by signing this Agreement, Executive expressly agrees that, on the Effective Date, the Prior Employment Agreement will terminate, and that the Glacier Employment Agreement will supersede and replace the Prior Employment Agreement in its entirety.

2. Code Section 409A Compliance. The intent of the parties is that payments under this Agreement be exempt from Code Section 409A and the Treasury Regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. To that end, Executive, Seller, and Seller Bank agree that the payment described in Section 1 is intended to be excepted from compliance with Code Section 409A as a short-term deferral pursuant to Treasury Regulation Section 1.409A-1(b)(4).

3. General.

3.1 Successors and Assigns. The terms of this Agreement shall be binding upon the parties hereto and their respective heirs, successors, assigns and legal representatives.

3.2 Final Agreement. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings, written or oral, except as expressly set forth herein. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by each of the parties hereto.

3.3 Withholdings. Executive acknowledges that Seller, Seller Bank, GBCI, and Glacier Bank may withhold from any amounts payable under this Agreement such federal, state, or local taxes as may be required to be withheld pursuant to applicable law or regulation.

EXECUTION COPY

3.4 Governing Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of Texas, without reference to its principles of conflicts of law, except to the extent that federal law shall be deemed to preempt such state laws.

3.5 Regulatory Limitations. Notwithstanding any other provision of this Agreement, neither Seller, Seller Bank shall be obligated to make, and Executive shall have no right to receive, any payment under this Agreement which would violate any law, regulation, or regulatory order applicable to GBCI, Glacier Bank, Seller, or Seller Bank, as applicable, at the time such payment is due, including, without limitation, Section 1828(k)(1) of Title 12 of the United States Code and any regulation or order thereunder of the Federal Deposit Insurance Corporation.

3.6 Voluntary Action and Waiver. The Executive acknowledges that by his or her free and voluntary act of signing below, Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Executive acknowledges that he or she has been advised to consult with an attorney prior to executing this Agreement.

3.7 Intended Beneficiaries. GBCI and Glacier Bank are intended third-party beneficiaries of this Agreement; and any such party, whether acting together or alone and whether on its own behalf or on behalf of another intended beneficiary of this Agreement, may seek to enforce this Agreement.

3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

4. Effectiveness. Notwithstanding anything to the contrary contained herein, this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms. In the event the Merger Agreement is terminated for any reason or the Merger does not occur, this Agreement shall be deemed null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Seller Bank, GBCI, and Glacier Bank have each caused this Agreement to be executed by their duly authorized officers and Executive has signed this Agreement, effective as of the date first written above.

EXECUTIVE

/s/ Tyson T. Abston
Tyson T. Abston

GUARANTY BANCSHARES, INC.

By:	/s/ Shalene A. Jacobson
Name:	Shalene A. Jacobson
Title:	Chief Financial Officer

GUARANTY BANK & TRUST, N.A.

By:	/s/ Shalene A. Jacobson
Name:	Shalene A. Jacobson
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

GLACIER BANCORP, INC.

By:	/s/ Randall M. Chesler
Name:	Randall M. Chesler
Title:	President & CEO

GLACIER BANK

By:	/s/ Randall M. Chesler
Name:	Randall M. Chesler
Title:	President & CEO

[Signature Page to Post-Closing Payment Agreement (Abston)]